UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 18, 2018

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 270

Lincolnshire, IL 60069

Telephone: (847) 808-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 4.01.            Change in Registrant’s Certifying Accountant.

On May 18, 2018, the Audit Committee (the “Committee”) of the Board of Directors of Camping World Holdings, Inc. (the “Company”) approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, effective immediately.

On May 18, 2018, the Committee dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm, effective immediately. The reports of E&Y on the Company’s financial statements for each of the two fiscal years ended December 31, 2016 and 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In the fiscal years ended December 31, 2016 and 2017 and in the subsequent interim period through May 18, 2018, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and E&Y on any matter of accounting principles or `practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in its report on the financial statements for such years.

In the fiscal years ended December 31, 2016 and 2017 and in the subsequent interim period through May 18, 2018, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except that, as reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 10-K”), the Company reported material weaknesses in its internal control over financial reporting during such period. As disclosed in the 2017 10-K, the Company concluded that its internal control over financial reporting was not effective as of December 31, 2017 due to the existence of material weaknesses in the Company’s internal control over financial reporting related to (i) insufficient analysis to correctly determine the portion of the deferred tax asset resulting from the Company’s direct investment in CWGS Enterprises, LLC not expected to be realized, (ii) the insufficient documentation and/or execution of certain accounting policies and procedures within FreedomRoads Holding Company, LLC, which operates the Company’s RV dealerships, and (iii) ineffective transaction level and management review controls over the valuation of trade-in unit inventory. E&Y’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017, which was included in the 2017 10-K, contained an adverse opinion thereon. The Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with E&Y, and has authorized E&Y to respond fully to the inquiries of Deloitte concerning such material weaknesses.

The Company provided E&Y with a copy of the disclosures contained in this Form 8-K and requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of E&Y’s letter, dated May 22, 2018, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2016 and 2017 and the subsequent interim period through May 18, 2018, neither the Company nor anyone on its behalf consulted with Deloitte with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d)    The following exhibit is filed with this Current Report:

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP dated May 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Thomas F. Wolfe

Name:	Thomas F. Wolfe

Title:	Chief Financial Officer and Secretary

Date: May 22, 2018